UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 24, 2009

Yadkin Valley Financial Corporation

(Exact Name of Registrant As Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

000-52099	20-4495993
(Commission File Number)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621
(Address of Principal Executive Offices)	(Zip Code)

(336) 526- 6330

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

Item 3.03 Material Modification of the Rights of Security Holders.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2009, as part of the Capital Purchase Program established by the U.S. Department of the Treasury (“Treasury”) under the Emergency Economic Stabilization Act of 2008 (the “EESA”), Yadkin Valley Financial Corporation (the “Company” or the “Registrant”) received preliminary approval for an application for participation in the Capital Purchase Program which had been submitted by American Community Bancshares, Inc., prior to its merger with and into the Company on April 17. 2009.  This investment by Treasury was for an amount of up to $13,312,000.  The Company previously received a $36,000,000 investment from Treasury pursuant to the Capital Purchase Program on January 16, 2009.

On July 24, 2009, the Company entered into a Letter Agreement (including the Securities Purchase Agreement—Standard Terms incorporated by reference therein, the “Purchase Agreement”) with Treasury dated July 24, 2009 pursuant to which the Company issued and sold to Treasury (i) 13,312 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series T-ACB, having a liquidation preference of $1,000 per share (the “Series T-ACB Preferred Stock”), and (ii) a ten-year warrant to purchase up to 273,534 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), at an initial exercise price of $7.30 per share (the “Warrant”), for an aggregate purchase price of $13,312,000 in cash.  In addition, on July 24, 2009, the Company entered into a letter agreement with the Treasury (the “ARRA Letter Agreement”) confirming the applicability of the provisions of the American Recovery and Reinvestment Act of 2009 (the “ARRA”) to the Company. A copy of the ARRA Letter Agreement is attached and incorporated into the Purchase Agreement.

Cumulative dividends on the Series T-ACB Preferred Stock will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter, but will be paid only if, as, and when declared by the Company’s Board of Directors. The Series T-ACB Preferred Stock has no maturity date and ranks senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company. The Series T-ACB Preferred Stock generally is non-voting.

Pursuant to the terms of the certificate of designations creating the Series T-ACB Preferred Stock, the Company may only redeem the Series T-ACB Preferred Stock at par after August 15, 2012. Prior to this date, the Company may redeem the Series T-ACB Preferred Stock at par if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Purchase Agreement) in excess of approximately $3,328,000, and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings. Any redemption is subject to the consent of the Board of Governors of the Federal Reserve System.  However, pursuant to the terms of ARRA and the ARRA Letter Agreement between the Company and Treasury, the Company may, upon consultation with its primary federal regulator, repay the amount received for the Series T-ACB Preferred Stock at any time, without regard to whether the Company has replaced such funds from any source or to any waiting period. Upon repayment of the amount received for the Series T-ACB Preferred Stock, the Treasury will also liquidate the associated Warrant in accordance with ARRA and any rules and regulations thereunder.

Prior to July 24, 2011, unless we have redeemed the Series T-ACB Preferred Stock or the Treasury has transferred the Series T-ACB Preferred Stock to a third party, the consent of the Treasury will be required for us to (1) declare or pay any dividend or make any distribution on our common stock or (2) redeem, purchase or acquire any shares of our common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

The Series T-ACB Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Series T-ACB Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series T-ACB Preferred Stock, may be issued. The Company has agreed to register the resale of the Series T-ACB Preferred Stock and the Depositary Shares, if any, and the Warrant, and the issuance of shares of Common Stock upon exercise of the Warrant (the “Warrant Shares”), as soon as practicable after the date of the issuance of the Series T-ACB Preferred Stock and the Warrant.  Neither the Series T-ACB Preferred Stock nor the Warrant are subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of (i) the date on which the Company has received aggregate gross proceeds of not less than $13,312,000 from one or more Qualified Equity Offerings and (ii) December 31, 2009.

The Warrant is immediately exercisable.  In the event the Company completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds of not less than $13,312,000, the number of the shares of Common Stock underlying the portion of the Warrant then held by Treasury will be reduced by one-half of the shares of Common Stock originally covered by the Warrant.

In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111 of EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Series T-ACB Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA. Additionally, each of Messrs. John M. Brubaker, Edwin E. Laws, William A. Long, John W. Mallard, Jr., and Steven S. Robinson, (the “Senior Executive Officers”), (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by Treasury under the Capital Purchase Program as published in the Federal Register on June 15, 2009 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period Treasury holds any equity or debt securities of the Company acquired through the Capital Purchase Program; and (ii) entered into a letter agreement (the “Letter Amendment”) with the Company amending the Benefit Plans with respect to such Senior Executive Officer as may be necessary, during the period that Treasury owns any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant, to comply with Section 111 of the EESA.

Copies of the Purchase Agreement (including the ARRA Letter Agreement), the Warrant, the Certificate of Designations with respect to the Series T-ACB Preferred Stock, the form of Waiver executed by the Senior Executive Officers, and the form of Letter Amendment are included as exhibits to this Report on Form 8-K and are incorporated by reference into these Items 1.01, 3.02, 3.03, 5.02 and 5.03. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 20, 2009, the Company filed with the Secretary of State of the State of North Carolina Articles of Amendment to the Company’s Articles of Incorporation establishing the terms of the Series T-ACB Preferred Stock. A copy of the Articles of Amendment to the Company’s Articles of Incorporation is included as an exhibit to this Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed as part of this Report on Form 8-K:

3.1	Articles of Amendment to the Company’s Restated Articles of Incorporation establishing the terms of the Series T-ACB Preferred Stock.

4.1	Warrant to Purchase up to 13,312 shares of Common Stock.

4.2	Form of Series T-ACB Preferred Stock Certificate.

10.1	Letter Agreement, dated July 24, 2009, including Securities Purchase Agreement — Standard Terms incorporated by reference therein, between the Company and the United States Department of the Treasury.

10.2	ARRA Side Letter Agreement, dated July 24, 2009, between the Company and the United States Department of the Treasury.

10.3	Form of Waiver, executed by each of Messrs. John M. Brubaker, Edwin E. Laws, William A. Long, John W. Mallard, and Steven S. Robinson.

10.4	Form of Letter Amendment, executed by each of Messrs. John M. Brubaker, Edwin E. Laws, William A. Long, John W. Mallard, Jr., and Steven S. Robinson with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION

Dated: July 27, 2009	By:	/s/ Edwin E. Laws
	Name:	Edwin E. Laws
	Title:	Chief Financial Officer

Exhibit List:

3.1	Articles of Amendment to the Company’s Restated Articles of Incorporation establishing the terms of the Series T-ACB Preferred Stock.

4.1	Warrant to Purchase up to 13,312 shares of Common Stock.

4.2	Form of Series T-ACB Preferred Stock Certificate.

10.1	Letter Agreement, dated July 24, 2009, including Securities Purchase Agreement — Standard Terms incorporated by reference therein, between the Company and the United States Department of the Treasury.

10.2	ARRA Side Letter Agreement, dated July 24, 2009, between the Company and the United States Department of the Treasury.

10.3	Form of Waiver, executed by each of Messrs. John M. Brubaker, Edwin E. Laws, William A. Long, John W. Mallard, and Steven S. Robinson.

10.4	Form of Letter Amendment, executed by each of Messrs. John M. Brubaker, Edwin E. Laws, William A. Long, John W. Mallard, Jr., and Steven S. Robinson with the Company.